Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

TransCanada Corporation

Corporate name / Dénomination sociale

414844-4

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices désignant une série d'actions.

Marcie Girouard

Director / Directeur

2014-01-16

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Industry Canada / Industrie Canada

Form 4 / Formulaire 4

Articles of Amendment / Clauses modificatrices

Canada Business Corporations Act (CBCA) (s. 27 or 177)

Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
TransCanada Corporation

2 Corporation number
Numéro de la société
414844-4

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Christine R. Johnston

Christine R. Johnston
403-920-7686

Canada